Exhibit 10.1

AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Loan and Security Agreement (“Amendment”), dated as of August 30, 2012 (this "Amendment"), is by and between Global Energy Development PLC, a company registered in England and Wales ("Borrower"), and HKN, Inc., a Delaware corporation ("Lender").

WHEREAS, the parties have entered into that certain Loan and Security Agreement, dated September 14, 2010 (as amended by Amendment No. 1 thereto, dated February 2, 2011, the “Agreement”); and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement; and

WHEREAS, the parties mutually desire to further amend the Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.           The definition of “Maturity Date” in Section 1 of the Agreement is amended to read as follows:

“(j)           ‘Maturity Date’ shall mean the earlier of (i) April 14, 2013 or (ii) the date on which an Event of Default shall have occurred.”

2.           Section 2.3 of the Agreement shall be amended to read hereinafter as follows:

“2.3           Interest Rate.  From and after the date of this Amendment, interest shall accrue on the unpaid principal balance of the Loan at the rate of 12.5% per annum; provided, however, that during the continuance of an Event of Default, the Loan shall bear interest, payable on demand, equal to the rate of 15.0% per annum.  All computations of interest shall be made by Lender on the basis of a year of 360 days.”

3.           On the date of this Amendment, Borrower shall pay to Lender an amendment transaction fee in the amount of $50,000.

4.           Except as set forth herein, the remaining terms and conditions of the Loan Papers shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

Global Energy Development PLC

By:	/s/ Anna Williams

HKN, Inc.

By:	/s/ Sarah Gasch